          As filed with the Securities and Exchange Commission on March 16, 2005
                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ENERGY WEST, INCORPORATED
             (Exact name of registrant as specified in its charter)

                   Montana                                81-0141785
        (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)               Identification No.)

                              1 First Avenue South
                           Great Falls, Montana 59401
          (Address, including zip code, of Principal Executive Offices)

                            ENERGY WEST INCORPORATED
                             2002 STOCK OPTION PLAN
                            (Full title of the plan)

                                  John C. Allen
              Senior Vice President, General Counsel and Secretary
                            Energy West, Incorporated
                              1 First Avenue South
                           Great Falls, Montana 59401
                                 (406) 791-7500
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Robin V. Foster, Esq.
                       Blackwell Sanders Peper Martin LLP
                          4801 Main Street, Suite 1000
                           Kansas City, Missouri 64112
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------  ---------------  --------------  --------------  ----------------
                                                            Proposed         Proposed
                                                             maximum          maximum
 Title of securities to be registered      Amount to be   offering price    aggregate         Amount of
                                          registered (2)  per share (1)   offering price  registration fee
---------------------------------------  ---------------  --------------  --------------  ----------------
Common Stock, par value $.15 per share       200,000         $ 6.64        $ 1,328,000        $ 156.31
---------------------------------------  ---------------  --------------  --------------  -----------------

(1)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant  to Rule  457(h)  under the  Securities  Act of 1933.  The maximum offering price per share is based on the average of the high and low prices of the  Registrant's  Common  Stock as listed on the Nasdaq Stock Market on
     March 14, 2005.

(2)  Includes  shares  issued as a result of a stock split or stock  dividend or other anti-dilution provision.

                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information about the Energy West Incorporated
2002 Stock Option Plan (the "Plan") specified in Part I of Form S-8 will be sent or given to eligible employees as specified by Rule 428(b)(1)  promulgated under the  Securities  Act of 1933,  as  amended.  Such  documents  and the  documents incorporated by reference in this Registration  Statement  pursuant to Item 3 of
Part II, taken together,  constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended. All such documents will be dated and  maintained in a  "prospectus  file" as required by Rule 428(a) and will contain the  following  legend in a  conspicuous  place as directed by Rule
428(b)(1):

     "This  document  (or  specifically  designated  portions of this  document)
constitutes (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933."

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The  following  documents  filed with the SEC by Energy West,  Incorporated
(the "Company") are incorporated in this Registration Statement on Form S-8 (the
"Registration Statement") by reference:

     1.   The  Company's  Annual  Report on Form 10-K for the fiscal  year ended
          June 30, 2004;

     2.   The Company's  Quarterly  Reports on Form 10-Q for the quarters  ended
          September 30, 2004 and December 31, 2004;

     3.   The  Company's  Reports  on Form  8-K  filed  on  September  3,  2004,
          September 16, 2004,  September 30, 2004, October 20, 2004, October 21,
          2004, November 5, 2004, November 17, 2004, November 22, 2004, December
          6, 2004,  January 4, 2005,  March 4, 2005, March 9, 2005 and March 10,
          2005.

     4.   The  description  of  common  stock  contained  in  our   Registration
          Statement on Form 8-A dated January 15, 1986.

     All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a  post-effective  amendment  which  indicates that all securities offered  hereunder  have been sold or which  deregisters  all of the  securities offered then  remaining  unsold,  shall be deemed to be  incorporated  herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Reference  is made to  Sections  35-1-451  through  35-1-459 of the Montana
Business  Corporation  Act,  which provide that a corporation  may indemnify any individual  who was, is or is  threatened  to be

made a named defendant in any threatened,  pending or completed action,  suit or proceedings,  whether civil,  criminal,  administrative or investigative  (other than an action by or in the right of such corporation in which an individual was adjudged  liable to the  corporation),  and whether formal or informal,  because such  individual is or was a director of the corporation or, while a director of the corporation,  is or was serving at the corporation's  request as a director, officer,  partner,  trustee,  employee  or agent of another  foreign or domestic corporation,  partnership,  joint venture, trust employee, benefit plan or other enterprise. The indemnity may include judgments,  penalties, fines (including an excise tax  assessed  with  respect to an  employee  benefit),  amounts  paid in settlement,  or reasonable expenses (including attorney's fees) incurred by such individual in connection with such action, suit or proceeding if such individual conducted him or herself in good faith and reasonably  believed,  in the case of conduct in an official  capacity with the  corporation,  that his or her conduct was in the  corporation's  best interests,  and, in all other cases, that his or her conduct was at least not opposed to the corporation's  best interest and if, in the case of any criminal proceeding,  such individual had no reasonable cause to believe his or her conduct was unlawful.  In addition,  a Montana corporation may indemnify any of its officers, employees and agents who are not directors to the same extent as to a director and may also indemnify any officer, employee or agent who is not a director to the extent,  consistent with public policy,  that may be provided by the  corporation's  articles of  incorporation,  its by-laws, general or specific action of its board of directors or contract.

     Article VI of the Bylaws of the  Company,  as  amended,  provides  that the
Company  shall  indemnify  its  officers and  directors  to the greatest  extent permitted by law.

     Article 8 of the Company's Restated Articles of Incorporation provides that a director of the Company shall not be  personally  liable to the Company or its shareholders  for monetary  damages for breach of fiduciary  duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the
Company or its shareholders,  (ii) for acts or omissions that constitute willful misconduct,  recklessness  or a knowing  violation of law,  (iii) under  Section
35-1-452  et seq.  of the  Montana  Business  Corporation  Act,  or  (iv)  for a
transaction from which the director derives an improper personal benefit.

     The  foregoing  discussion is qualified in its entirety by reference to the
Montana   Business   Corporation   Act,  the  Company's   Amended   Articles  of
Incorporation, and the Company's Bylaws, as amended.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

          4.1  Restated   Articles   of   Incorporation,   as  amended  to  date
               (incorporated  by  reference  to  Exhibit  3.1 to  the  Company's amended  Annual  Report on Form  10-K/A for the fiscal year ended
               June 30, 1996, filed with the Commission on July 9, 1997)

          4.2  Amended and Restated Bylaws, as amended to date  (incorporated by reference to Exhibit 3.2 on Form 8-K filed with the Commission on
               January 4, 2005)

          5.1  Opinion of John C. Allen

          23.1 Consent of John C. Allen (included in Exhibit 5.1)

          23.2 Consent of Deloitte & Touche LLP

          24.1 Power of Attorney

Item 9. Undertakings

     The undersigned Company hereby undertakes:

     (1)  To file,  during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any  prospectus  required  by Section  10(a)(3) of the
     Securities Act of 1933;

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement  (or the  most  recent post-effective amendment thereof) which,  individually or in the aggregate, represent  a  fundamental  change  in  the  information  set  forth  in the registration  statement.  Notwithstanding  the  foregoing,  any increase or decrease  in volume of  securities  offered (if the total  dollar  value of securities  offered  would not exceed  that which was  registered)  and any deviation from the low or high end of the estimated  maximum offering range may be  reflected  in the form of  prospectus  filed  with  the  Commission pursuant  to Rule  424(b) if, in the  aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set  forth in the  "Calculation  of  Registration  Fee"  table in the effective registration statement;

          (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the registration  statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the  information  required to be included in a  post-effective  amendment by those  paragraphs is contained in periodic  reports  filed with or  furnished  to the  Commission  by the  Company pursuant to Section 13 or Section 15(d) of the  Securities  Exchange Act of 1934
that are incorporated by reference in this registration statement.

     (2)  That,  for  the  purpose  of  determining   any  liability  under  the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for purposes of determining any liability  under the  Securities  Act of 1933,  each filing of the Company's annual  report  pursuant  to Section  13(a) or Section  15(d) of the  Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the
Company pursuant to the foregoing provisions, or otherwise, the Company has been advised  that in the opinion of the  Securities  and  Exchange  Commission  such indemnification  is  against  public  policy  as  expressed  in the  Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the Company of expenses incurred or paid  by a  director,  officer  or  controlling  person  of the  Company  in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,

officer  or  controlling   person  in  connection  with  the  securities   being
registered,  the Company  will,  unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant  to  the  requirements  of the  Securities  Act of  1933,  the  Company
certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Great Falls, State of Montana, on March 10, 2005.

                                       ENERGY WEST, INCORPORATED

                                       By:      /s/ John C. Allen
                                          --------------------------------------
                                                John C. Allen
                                                Senior Vice President, General
                                                  Counsel and Secretary

Pursuant to the  requirements of the Securities Act of 1933,  this  registration statement  has been signed below on March 10, 2005 by the  following  persons in the capacities indicated:

       Signature                                      Title

    /s/ David A. Cerotzke        President, Chief Executive Officer and Director
     David A. Cerotzke                    (Principal Executive Officer)

    /s/ Wade F. Brooksby           Vice President and Chief Financial Officer
     Wade F. Brooksby             (Principal Financial and Accounting Officer)

            *
___________________________                          Director
       W. E. Argo

            *
___________________________                          Director
    Andrew I. Davidson

            *

___________________________                          Director
    Richard M. Osborne

            *
___________________________                          Director
      Terry M. Palmer

            *
___________________________                          Director
    Richard J. Schulte

            *
___________________________                          Director
      Thomas J. Smith

                  *By:          /s/ John C. Allen
                       John C. Allen, as Attorney-In-Fact

Index of Exhibits

     Exhibit
     Number    Document

       4.1     Restated   Articles   of   Incorporation,   as  amended  to  date
               (incorporated  by  reference  to  Exhibit  3.1 to  the  Company's amended  Annual  Report on Form  10-K/A for the fiscal year ended
               June 30, 1996, filed with the Commission on July 9, 1997)

       4.2     Amended and Restated Bylaws, as amended to date  (incorporated by reference to Exhibit 3.2 on Form 8-K filed with the Commission on
               January 4, 2005)

       5.1     Opinion of John C. Allen

       23.1    Consent of John C. Allen (included in Exhibit 5.1)

       23.2    Consent of Deloitte & Touche LLP

       24.1    Power of Attorney